EXHIBIT 99.1
Macrovision Solutions Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050 (408) 562-8400 Main (408) 567-1800 Fax

MACROVISION SOLUTIONS CORPORATION REPORTS FOURTH QUARTER FINANCIAL PERFORMANCE

SANTA CLARA, Calif. (BUSINESS WIRE)—February 10, 2009—Macrovision Solutions Corporation (NASDAQ: MVSN) announced today, on a GAAP basis, fourth quarter 2008 revenues of $118.2 million, compared to $41.9 million for the fourth quarter of 2007.  Fourth quarter 2008 GAAP net loss was $209.9 million compared to net income of $9.2 million for the fourth quarter of 2007. GAAP diluted earnings (loss) per share for the quarter was $(2.06), compared to $0.17 for the fourth quarter of 2007.  The fourth quarter GAAP net loss for 2008 included impairment charges of $208.3 million related to the goodwill and intangible assets of TV Guide Network, TVG Network and TV Guide Online, all of which are classified as discontinued operations. Subsequent to year end, the Company entered into agreements to sell all three of these businesses. The impairment charges were based upon the proceeds the Company will receive for these sales.

As management believes that including Gemstar’s operating results only for the period since its acquisition on May 2, 2008, diminishes the comparative value of results from the prior year, management believes it is useful to measure the results on a non-GAAP Adjusted Pro Forma basis, assuming the Gemstar acquisition was consummated on January 1, 2007.  The Adjusted Pro Forma results exclude Macrovision’s Software and Games businesses that were sold on April 1, 2008, the eMeta business that was sold on November 14, 2008 and the TV Guide Magazine business that was sold on December 1, 2008.  It also excludes the discontinued Hawkeye product line and the results of TV Guide Network, TVG Network and TV Guide Online, all of which are classified as discontinued operations.  On this basis, fourth quarter 2008 Adjusted Pro Forma Revenues were $118.2 million, compared to $103.2 million for the fourth quarter of 2007.  Fourth quarter 2008 Adjusted Pro Forma EBITDA was $52.7 million, compared to $20.9 million for the fourth quarter of 2007.  Adjusted Pro Forma EBITDA is defined as pro forma operating income from continuing operations, adding back non-cash items such as equity-based compensation, depreciation and amortization and items which impact comparability, such as transaction, transition and integration costs, restructuring and asset impairment charges, insurance settlements and accrual reversals related to a former Gemstar CEO.  Reconciliations between pro forma revenues and Adjusted Pro Forma Revenues and between pro forma operating income from continuing operations and Adjusted Pro Forma EBITDA are provided in the tables below.

The Adjusted Pro Forma combined company year-to-date results reflect eight months of synergies.  As of December 31, 2008, the Company had taken expense reduction actions that will lead to over $50 million in savings on an annualized basis.

“I am pleased with our fourth quarter financial results and our ability to overachieve the top and bottom line expectations we set for ourselves as we entered 2008.  Despite the overall economic slowdown, we grew revenues by 15% year over year in the fourth quarter driven by growth in CE licensing and increases in the number of digital television subscribers.  We believe there is opportunity for further growth by increasing

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our penetration into CE devices, adding new licensees as well as benefiting from the increasing numbers of digital television subscribers,” said Fred Amoroso, President and CEO of Macrovision.  “I am also delighted that we have closed the sale of two of the non-core media businesses we expected to sell coming out of the Gemstar acquisition and entered into a definitive agreement to sell the third.  The proceeds from these divestitures will be used to pay down our term loan.  We are now singularly focused on our core businesses.”

“We have no changes to our previously announced 2009 revenue and earnings estimates,” added James Budge, Chief Financial Officer.  “We continue to expect that our 2009 revenue will range between $435 and $475 million and that our 2009 Adjusted Pro Forma Earnings Per Share will range between $1.15 and $1.45.”

GAAP to Adjusted Pro Forma Reconciliation
Macrovision Solutions Corporation provides non-GAAP or Adjusted Pro Forma information. References to Adjusted Pro Forma information are to non-GAAP pro forma measures.  The Company provides Adjusted Pro Forma financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations.  Adjusted Pro Forma Revenue, Adjusted Pro Forma EBITDA and Adjusted Pro Forma Earnings Per Share are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP.  The Adjusted Pro Forma information does not substitute for any performance measure derived in accordance with GAAP, including, but not limited to, GAAP basis pro forma information.  Macrovision Solutions Corporation believes that providing Adjusted Pro Forma financial information is useful to investors. Adjusted Pro Forma financial information assumes the Gemstar and other acquisitions, divestures, and discontinued operations and product lines were effective on January 1, 2007.  Further, Adjusted Pro Forma EBITDA and Adjusted Pro Forma Earnings Per Share exclude the effect of non-cash items and items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results, or that the Company expects to be incurred over a limited period of time.

As a result of the Gemstar acquisition, the Company’s management now evaluates and makes operating decisions about its business operations primarily based upon Adjusted Pro Forma Revenue, Adjusted Pro Forma EBITDA and Adjusted Pro Forma Earnings Per Share. Management uses Adjusted Pro Forma EBITDA and Adjusted Pro Forma Earnings Per Share as measures as they exclude depreciation, amortization, equity-based compensation, transaction costs, transition and integration costs, insurance settlements and discontinued product lines; items management does not consider to be “core costs” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures.  The income statement line items impacted in the adjustment from GAAP to the Adjusted Pro Forma presentation in this earnings release are revenue, cost of revenues, research and development, selling, general and administration, depreciation and amortization, restructuring and asset impairment charges.

For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Macrovision Solutions Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions in order to make more consistent and meaningful evaluations of the Company’s operating expenses. Management also excludes the effect of restructuring, asset impairment charges, gains or losses on sales of strategic investments, insurance settlements and accrual reversals related to a former Gemstar CEO for the same reason.  Management excludes discontinued product lines as it believes this exclusion is as meaningful for comparability purposes as excluding the results from a business that meets the criteria to be classified as discontinued operations on a GAAP basis.  Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the

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operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the stock-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Macrovision Solutions Corporation.

Management uses these Adjusted Pro Forma measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development and sales, general and administrative expenses), and those expenses that affect cost of revenue and gross margin.  Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets.  Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company’s performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information.  Because other companies, including companies similar to Macrovision Solutions Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Adjusted Pro Forma measures may have limited usefulness in comparing companies.  Management believes, however, that providing this Adjusted Pro Forma financial information, in addition to the GAAP financial information, facilitates consistent comparison of the Company’s financial performance over time. The Company has provided Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that management does. Reconciliations between pro forma revenues and Adjusted Pro Forma Revenues and between pro forma combined company operating income from continuing operations and Adjusted Pro Forma EBITDA are provided in the tables below.

Dial-in Information
Macrovision Solutions Corporation will hold an investor conference call at 5:00 p.m. Eastern time on February 10, 2009.  Investors and analysts interested in participating in the conference are welcome to call 800-218-9073 (or international +1 303-275-2170) and reference the Macrovision call.

The conference call can also be accessed via live webcast at www.macrovision.com or www.earnings.com (or www.streetevents.com for subscribers) on February 10, 2009 at 5:00 p.m. Eastern time. The on-demand audio webcast of the earnings conference call will be made available as soon as practicable after the live webcast ends.

A replay of the conference call will be available through February 13, 2009 and can be accessed by calling 800-405-2236 (or international +1 303-590-3000) and entering passcode 11125042#.  A replay of the audio webcast will be available on Macrovision’s website approximately 1-2 hours after the live webcast ends and will remain on Macrovision’s website until our next quarterly earnings call.

About Macrovision Solutions Corporation
Macrovision Solutions Corporation is focused on providing a uniquely simple digital home entertainment experience by delivering solutions to businesses to protect, enhance and distribute digital goods to consumers across multiple channels. Macrovision’s technologies are deployed by companies in the entertainment, consumer electronics, cable and satellite, and online distribution markets to solve industry-specific challenges and bring greater value and a more robust user experience to their customers. The result of deploying Macrovision’s solutions is a simple end user experience for discovering, managing and

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enjoying digital content.  Today, Macrovision provides connected middleware, media recognition, interactive programming guides, copy protection and rich media, data and metadata on music, games, movies and television programming.  The Company also operates an entertainment portal which can be found at http://www.allmusic.com. Macrovision holds over 4,000 issued or pending patents and patent applications worldwide. Macrovision is headquartered in Santa Clara, California, with numerous offices across the United States and around the world including Japan, Hong Kong, Luxembourg, and the United Kingdom. More information about Macrovision Solutions Corporation can be found at http://www.macrovision.com/.

©Macrovision 2009. Macrovision is a registered trademark of Macrovision Solutions Corporation and its subsidiaries. All other brands and product names and trademarks are the registered property of their respective companies.

All statements contained herein, including the quotations attributed to Mr. Amoroso and Mr. Budge, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s estimates of future revenues and earnings, business strategies, closings of a sale transaction and use of proceeds from the sales transactions and statements regarding the financial impact of, expected synergies and expected cost savings from, the transactions described herein.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors included, among others, the Company’s ability to successfully integrate the merged businesses and technologies, the Company’s ability to realize the anticipated synergies and cost savings, the Company’s ability to execute on its plans to rationalize head count, eliminate corporate marketing initiatives and duplicate public company expenses, and consolidate IT and facilities expenditures, failure to close the sale transaction, and customer demand for the technologies and integrated offerings. Such factors are further addressed in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2008 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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Investor Contact:
James Budge
Macrovision Solutions Corporation
+1 (408) 562-8400

Lauren Landfield
Macrovision Solutions Corporation
+1 (408) 562-8400

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MACROVISION SOLUTIONS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenues:
Consumer Electronics	$ 58,025	$ 26,805	$ 159,342	$ 94,056
Service Providers	46,964	1,181	122,411	4,204
All Other	13,181	13,878	48,292	46,683
	118,170	41,864	330,045	144,943

Costs and expenses:
Cost of revenues	13,233	2,061	44,568	9,238
Research and development	24,941	3,399	67,714	13,204
Selling, general and administrative	34,584	14,359	114,614	55,316
Depreciation	5,010	1,076	13,832	5,090
Amortization	20,417	1,904	59,139	5,981
Restructuring and asset impairment charges	-	1,302	-	4,546
Total costs and expenses	98,185	24,101	299,867	93,375

Operating income from continuing operations	19,985	17,763	30,178	51,568
Interest expense	(16,963)	(1,934)	(46,380)	(7,602)
Interest income and other, net	1,236	6,426	11,732	23,199
Gain on sale of strategic investments	-	-	5,238	-
Impairment losses on strategic investments	-	(5,000)	-	(5,000)
Income from continuing operations before income taxes	4,258	17,255	768	62,165
Income tax (benefit) expense	(4,973)	1,456	(20,157)	16,128
Income from continuing operations, net of tax	9,231	15,799	20,925	46,037
Discontinued operations, net of tax	(219,115)	(6,591)	(129,783)	(14,537)
Net (loss) income	$ (209,884)	$ 9,208	$ (108,858)	$ 31,500

Basic earnings per share:
Basic income per share from continuing operations	$ 0.09	$ 0.29	$ 0.24	$ 0.86
Basic loss per share from discontinued operations	$ (2.15)	$ (0.12)	$ (1.50)	$ (0.27)
Basic net earnings per share	$ (2.06)	$ 0.17	$ (1.26)	$ 0.59

Shares used in computing basic net earnings per share	101,814	53,711	86,310	53,435

Diluted earnings per share:
Diluted income per share from continuing operations	$ 0.09	$ 0.29	$ 0.24	$ 0.85
Diluted loss per share from discontinued operations	$ (2.15)	$ (0.12)	$ (1.50)	$ (0.27)
Diluted net earnings per share	$ (2.06)	$ 0.17	$ (1.26)	$ 0.58

Shares used in computing diluted net earnings per share	101,829	54,047	86,399	54,218

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MACROVISION SOLUTIONS CORPORATION
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
	December 31,	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$ 199,188	$ 134,070
Short-term investments	77,914	248,194
Trade accounts receivable, net	87,625	44,327
Deferred tax assets, net	29,342	4,563
Prepaid expenses and other current assets	12,559	12,135
Assets held for sale	329,522	79,503
Total current assets	736,150	522,792

Long-term marketable securities	84,955	57,025
Deferred tax assets, net	236	57,850
Property and equipment, net	45,352	10,011
Finite-lived intangible assets, net	895,071	78,801
Other assets	51,111	11,470
Goodwill	828,185	199,209
	$ 2,641,060	$ 937,158
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 3,486	$ 6,157
Accrued expenses	82,200	39,625
Taxes payable	8,996	1,355
Deferred revenue	18,487	7,494
Current portion of debt and capital lease obligations	5,842	1,488
Liabilities held for sale	56,021	27,959
Total current liabilities	175,032	84,078

Taxes payable, less current portion	73,009	57,026
Long-term debt and capital lease obligations, less current portion	881,750	240,400
Deferred revenue, less current portion	4,909	-
Other non current liabilities	7,076	36
	1,141,776	381,540

Stockholders' equity	1,499,284	555,618
	$ 2,641,060	$ 937,158

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MACROVISION SOLUTIONS CORPORATION
COMBINED COMPANY REVENUE SUMMARY
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007

Adjusted Pro Forma Revenues
Consumer Electronics	$ 58,025	$ 44,200	$ 197,743	$ 181,519
Service Providers	46,964	40,700	184,353	150,040
All Other	13,181	18,261	49,946	63,928
	$ 118,170	$ 103,161	$ 432,042	$ 395,487

Pro forma revenues from continuing operations	$ 118,170	$ 104,151	$ 432,047	$ 398,328
Discontinued product line (Hawkeye)	-	(990)	-	(2,841)
Adjusted Pro Forma Revenues	$ 118,170	$ 103,161	$ 432,047	$ 395,487

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Year 2007
Eight Quarters of Adjusted Pro Forma Revenues
Consumer Electronics	$ 48,709	$ 38,310	$ 50,300	$ 44,200	$ 181,519
Service Providers	37,179	32,961	39,200	40,700	150,040
All Other	17,662	12,737	15,268	18,261	63,928
Adjusted Pro Forma Revenues	103,550	84,008	104,768	103,161	395,487
Discontinued product line (Hawkeye)	877	569	405	990	2,841
Pro forma revenues from continuing operations	$ 104,427	$ 84,577	$ 105,173	$ 104,151	$ 398,328

	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Year 2008
Eight Quarters of Adjusted Pro Forma Revenues
Consumer Electronics	$ 45,145	$ 44,024	$ 50,549	$ 58,025	$ 197,743
Service Providers	45,753	45,623	46,013	46,964	184,353
All Other	12,795	12,010	11,960	13,181	49,946
Adjusted Pro Forma Revenues	103,693	101,657	108,522	118,170	432,042
Discontinued product line (Hawkeye)	-	-	-	-	-
Pro forma revenues from continuing operations	$ 103,693	$ 101,657	$ 108,522	$ 118,170	$ 432,042

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MACROVISION SOLUTIONS CORPORATION
RECONCILIATION OF ADJUSTED PRO FORMA EBITDA TO
PRO FORMA OPERATING INCOME FROM CONTINUING OPERATIONS
(IN THOUSANDS)
(UNAUDITED)
	Three Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2008

Adjusted Pro Forma EBITDA	$ 52,662	$ 164,603
Depreciation	(5,010)	(18,969)
Amortization	(20,417)	(82,258)
Equity-based compensation	(4,244)	(14,573)
Transaction costs	-	(681)
Transition and integration costs	(3,006)	(9,186)
Insurance settlement	-	32,500
Pro forma operating income from continuing operations	$ 19,985	$ 71,436

	Three Months Ended	Twelve Months Ended
	December 31, 2007	December 31, 2007

Adjusted Pro Forma EBITDA	$ 20,931	$ 123,088
Depreciation	(3,877)	(14,433)
Amortization	(20,751)	(82,992)
Equity-based compensation	(3,660)	(12,402)
Transaction costs	(4,605)	(7,395)
Restructuring and asset impairment charges	(1,302)	(4,546)
Discontinued product line (Hawkeye)	(45)	(4,359)
Accrual reversal related to former Gemstar CEO	-	10,700
Pro Forma operating (loss) income from continuing operations	$ (13,309)	$ 7,661

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